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                                                                    EXHIBIT (b1)
                          TIFF INVESTMENT PROGRAM, INC.

                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I
                             FISCAL YEAR AND OFFICE

SECTION 1
FISCAL YEAR. Unless otherwise provided by resolution of the Board of Directors the fiscal year of the Corporation shall begin on the first day of January and end on the last day of December.

SECTION 2
REGISTERED OFFICE. The registered office of the Corporation in Maryland shall be located at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202 and the name and address of its Resident Agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202.

SECTION 3
OTHER OFFICES. The Corporation shall also have a place of business in Virginia and the Corporation shall have the power to open additional offices for the conduct of its business, either within or outside the Commonwealth of Virginia and State of Maryland as such places as the Board of Directors may from time to time designate.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

SECTION 1
PLACE OF MEETINGS. All meetings of the stockholders of the Corporation (the "Stockholders") shall be held at the office of the Corporation in the City of Charlottesville, Virginia or at such other place within the United States as may from time to time be designated by the Board and stated in the notice of such meeting.

SECTION 2
ANNUAL MEETINGS. The First Annual Meeting of Stockholders shall be held at such time and on such date no later than the first six months of the first full fiscal year of the Corporation as may be fixed by the Board of Directors by resolution. At the Annual Meeting, the Stockholders shall elect a Board of Directors and transact any other business which may properly be brought before the meeting. Thereafter, annual meetings of Stockholders will not be held in any years in which the election of directors is not required to be acted upon under the Investment Company Act of 1940 (the "Act"). If the Corporation is required by the Act to hold a meeting of Stockholders to elect directors, such meeting shall be designated as the annual meeting of Stockholders for that year.

SECTION 3
SPECIAL MEETINGS. Special Meetings of the Stockholders may be called at any time by the Chairman of the Board, the President or any Vice President, or by a majority of the Board of Directors, and shall be called by the Chairman of the Board, President, any Vice President or Secretary upon written request of the holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Stockholders. Unless requested by Stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, no Special Meeting need be called to consider any matter which is substantially the same as a matter voted on at any meeting of the Stockholders held during the preceding twelve months.

SECTION 4
NOTICE. Not less than ten nor more than ninety days before the date of every Annual or Special Stockholders' Meeting, the Secretary shall cause to be personally delivered, left at his (her) residence or usual place of business, mailed to each Stockholder entitled to vote at such meeting at his (her) address (as it appears on the records of the Corporation at the time of mailing) or transmitted to the Stockholder by electronic mail to any electronic mail address of the Stockholder or by any other electronic means written notice stating the time and place of the meeting and, in the case of a Special Meeting of Stockholders shall be limited to the purposes stated in the notice. Notice of any Stockholders' meeting need not be given to any Stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, provided that such waiver of notice shall be filed with the record of such meeting or to any Stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting. Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the Stockholders shall not invalidate any action taken by or at any such meeting.


SECTION 5
RECORD DATE FOR MEETINGS. The Board of Directors may fix in advance a date not more than ninety days, nor less than seven days, prior to the date of any Annual or Special Meeting of the Stockholders as a record date for the determination of the Stockholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


SECTION 6
VOTING. Each Stockholder shall have one vote for each dollar, and a proportionate fraction of a vote for each fraction of a dollar, of the net asset value per share of each share of Common Stock of the Corporation held by such Stockholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of Stockholders. Such vote may be made in person or by proxy. If no record date has been fixed for the determination of Stockholders, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business (i) on the day on which notice of the meeting is mailed or (ii) on the day 30 days before the meeting, whichever is the closer date to the meeting. At all meetings of the Stockholders, a quorum being present, where the presence in person or by proxy of the holders of Common Stock of the Corporation entitled to cast one-third of the votes entitled to be cast thereat, without regard to class, shall constitute a quorum at any meeting of the stockholders, all matters shall be decided by a majority of the votes cast in person or by proxy, unless the question is one which by express provision of the laws of the State of Maryland, the Act, as from time to time amended, the Articles of Incorporation, or of these By-Laws, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.


SECTION 7
VOTING - PROXIES. The right to vote by proxy shall exist only if (i) an instrument authorizing such proxy to act shall have been executed in writing by the Stockholder himself (herself) or by his (her) attorney thereunto duly authorized in writing or (ii) the Directors adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act. No proxy shall be voted on after eleven months from its date unless it provides for a longer period. Each proxy shall be deemed executed by a Stockholder if the Stockholder's name is placed on the proxy by any reasonable means, including facsimile signature by the Stockholder or his
(her) duly authorized attorney and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Corporation or person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.


SECTION 8
CONDUCT AT STOCKHOLDERS MEETINGS. The Chairman of the Stockholders' meeting shall be the President of the Corporation, or if he (she) is not present, a director or officer of the Corporation to be elected at the meeting. The Chairman of a Stockholders' meeting shall preside over such meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meeting, or if he (she) is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then the presiding officer at the meeting shall act as the Secretary of such meeting.

SECTION 9
INSPECTORS. At any election of directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed such inspector.

SECTION 10
STOCK LEDGER AND LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a Stockholder of record of the Corporation for more than six months next preceding such request, who owns or own in the aggregate 5% or more of the outstanding Common Stock of any class of the Corporation, may submit a written request to any officer of the Corporation or its resident agent in Maryland for a list of the Stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office a list containing the names and addresses of all Stockholders of the Corporation and the number of shares of each class held by each Stockholder, certified as correct under oath by an officer of the Corporation, by its stock transfer agent, or by its registrar.

SECTION 11
ACTION WITHOUT MEETING. Any action to be taken by Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action in writing and if all Stockholders entitled to notice of the meeting but not entitled to vote at it waive any right to dissent in writing and the written consents and waivers are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III
                                    DIRECTORS

SECTION 1
GENERAL POWERS. The business of the Corporation shall be under the direction of its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the Stockholders. All acts done by any meeting of the Board of Directors or by any person acting as a director, so long as his
(her) successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

SECTION 2
NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three, nor more than fifteen. Each director elected shall hold office until his (her) successor is elected and qualified. Directors need not be Stockholders.

SECTION 3
INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The directors, by the vote of a majority of all the directors then in office, may increase the number of directors and may elect directors to fill the vacancies created by such increase in the number of directors. The Board of Directors, by the vote of a majority of all the directors then in office, may likewise decrease the number of directors to a number not less than three (3), provided that the tenure of office of a director may not be changed by any such decrease. Any director elected to fill a vacancy created by an increase in the number of directors or a resignation of a Director shall hold office until his (her) successor is elected and qualifies.

SECTION 4
ELECTION. Initially the directors shall be those persons named as such in the Articles of Incorporation. Each director shall hold office for a tenure to be set by resolution of the Board of Directors and until his (her) successor has been duly elected and qualifies, until his (her) death, or until he (she) has resigned or has been removed pursuant to the applicable provisions of these By-Laws. To the extent that election of the members of the Board of Directors is required by the Act and except as herein provided, the members of the Board of Directors shall be elected by a plurality of all of the votes cast at a meeting at which a quorum is present. In the case of any vacancy or vacancies in the office of director through death, resignation or otherwise, other than an increase in the number of directors, a majority of the remaining directors, although a majority is less than a quorum, by an affirmative vote, or the sole remaining director, may elect a successor or successors, as the case may be, to hold office until the next meeting of Stockholders and until his (her) successor is chosen and qualifies. In the case of a vacancy which results from an increase in the number of directors, a majority of the entire Board of Directors may fill such a vacancy.


SECTION 5
REMOVAL OF DIRECTORS. At any Stockholders Meeting, provided a quorum is present, any director may be removed (either with or without cause) by the vote of the holders of a majority of the shares present or represented at the meeting, and at the same meeting a duly qualified person may be elected in his (her) stead by a majority of the votes validly cast.

SECTION 6
PLACE OF MEETING. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland or Commonwealth of Virginia as the Board may from time to time determine.

SECTION 7
QUORUM. One-third of the entire Board of Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum for the transaction of business shall be no less than one-third of the total number of directors fixed pursuant to Section 2 and in no case shall be less than two directors. If at any meeting of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the directors, except as otherwise specifically provided by law, by the Corporation's Articles of Incorporation or by these By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors if any action taken is approved by at least a majority of the required quorum for that meeting.


SECTION 8
REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors provided that notice of any change in the time or place of such meeting shall be sent promptly to each director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

SECTION 9
SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's oral, telegraphic, or written notice to each director; Special Meetings shall be called by the Chairman of the Board, President, or Secretary in like manner and on like notice on the written request of two directors.

SECTION 10
INFORMAL ACTIONS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the Board or of such committee, as the case may be and such written consent is filed within the minutes of proceedings of the Board or committee.

SECTION 11
COMMITTEES. The Board of Directors, by the affirmative vote of a majority of the directors then in office, may establish committees which shall in each case consist of such number of directors (but not less than two) and shall have and may exercise such powers, subject to any limitations in law or in the Corporation's Articles of Incorporation, as the directors may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the directors shall otherwise provide. The directors shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

SECTION 12
ACTION OF COMMITTEES. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committee shall be subject to revisions and alteration by the Board of Directors, provided that no rights of these persons shall be affected by any such revision or alteration. In the absence of any member of such committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

SECTION 13
PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he (she) announces his (her) dissent at the meeting and his (her) dissent is entered in the minutes of the meeting, or he (she) files his (her) written dissent to the action before the meeting adjourns with the person acting as the Secretary of the meeting, or he (she) forwards his (her) written dissent within 24 hours after the meeting is adjourned to the Secretary of the Corporation. The right to dissent does not apply to a director who voted in favor of the action or who failed to make his
(her) dissent known at the meeting. A director may abstain from voting on any matter coming before the meeting by stating that he (she) is so abstaining at the time the vote is taken and by causing his (her) abstention to be recorded or stated in writing in the same manner as provided above for a dissent.

SECTION 14
COMPENSATION. Any director who is not an employee of Foundation Advisers, Inc. or any other entity providing services to the Corporation, may be compensated for his (her) services as director or as a member of a committee of directors, or as Chairman of the Board or chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both. All officers and directors of the Corporation may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Directors may from time to time determine.

                                   ARTICLE IV
                                     NOTICES

SECTION 1
FORM. Notices to Stockholders shall be in writing given by personal delivery, first class mail, electronic mail, telegraphic or other written electronic communication and delivered personally or mailed to the Stockholders at their addresses appearing on the books of the Corporation or to the electronic mail address of the Stockholder. Notices to directors shall be oral or by telephone or telegram or in writing delivered personally or by electronic mail to the electronic mail addresses of the directors or by other written electronic communication or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors need not state the purpose of a Regular or Special Meeting.


SECTION 2
WAIVER. Whenever any notice of the time, place or purpose of any meeting of Stockholders, directors, or a committee is required to be given under the provisions of Maryland General Corporation Law or under the provisions of Articles of Incorporation or the By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Stockholders in person or by proxy, or at the meeting of directors, or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V
                                    OFFICERS

SECTION 1
EXECUTIVE OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President who may be a director, a Vice President, a Secretary and a Treasurer. The Board of Directors, at its discretion, may also appoint a director as Chairman of the Board who shall perform and execute such executive and administrative duties and powers as the Board of Directors shall from time to time prescribe. The same person may hold two or more offices, except that no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

SECTION 2
ELECTION. The Board of Directors shall choose a President, a Secretary and a Treasurer at its first meeting and thereafter at the next meeting following a Stockholders' Meeting at which directors were elected.

SECTION 3
OTHER OFFICERS. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

SECTION 4
COMPENSATION. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

SECTION 5
TENURE. The officers of the Corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. In addition, any officer or agent appointed pursuant to Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. Any officer may resign his (her) office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary, and, unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, unless pursuant to Section 3 the power of appointment has been conferred by the Board of Directors on any other officer.

SECTION 6
PRESIDENT. The President shall be the Chief Executive Officer of the Corporation; and he (she) shall preside at all meetings of the Stockholders and, in the absence of the Chairman of the Board, at all meetings of the Directors, and shall see that all orders and resolutions of the Board are carried into effect. The President shall also be the chief administrative officer of the Corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 7
CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall be chosen, shall perform and execute such executive duties and administrative powers as the Board of Directors shall from time to time prescribe; and he (she) may preside at all meetings of the Board of Directors, and in the absence of the President, at all meetings of the Stockholders.

SECTION 8
VICE PRESIDENT. The Vice President, if one shall be chosen, shall see that all orders and resolutions of the Board are carried into effect.

SECTION 9
SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings thereof and shall perform like duties for any committee when required. He (she) shall give or cause to be given notice of meetings of the Stockholders and of the Board of Directors, shall have charge of the records of the Corporation, including the stock books, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he (she) shall be. He (she) shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his (her) signature.

SECTION 10
ASSISTANT SECRETARY. The Assistant Secretaries in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 11
TREASURER. The Treasurer, unless another officer has been so designated, shall be the principal financial and accounting officer of the Corporation. Except as otherwise provided by the Board of Directors, he (she) shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He (she) shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his (her) transactions as Treasurer; and as soon as possible after the close of each financial year he
(she) shall make and submit to the Board of Directors a like report for such financial year. He (she) shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted to the Annual Meeting of Stockholders and filed within twenty days thereafter at the principal office of the Corporation in the Commonwealth of Virginia. He (she) shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

SECTION 12
ASSISTANT TREASURER. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 13
SURETY BOND. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Act, and the rules and regulations of the Securities and Exchange Commission ) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his (her) duties to the Corporation, including responsibility for negligence and for the accounting of any Corporation's property, funds, or securities that may come into his (her) hands.

                                   ARTICLE VI
                                      STOCK

SECTION 1
CERTIFICATES. To the extent permitted by Maryland General Corporation Law and if approved by resolution of the Board of Directors, Stockholders shall not be entitled to a certificate or certificates. Any certificates issued shall be in the form approved by the Board of Directors which shall certify the class and the number of shares owned by him (her) in the Corporation. Each certificate shall be signed by the President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

SECTION 2
SIGNATURE. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

SECTION 3
TRANSFER OF SHARES. Shares of Common Stock of the Corporation shall be transferable on the register of the Corporation by the holder thereof in person or by his (her) agent duly authorized in writing, upon delivery to the directors or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization of such other matters as the Corporation or its agents may reasonably require.

SECTION 4
RECORDING AND TRANSFER WITHOUT CERTIFICATES. Notwithstanding the foregoing provisions of this Article VI, the Corporation shall have full power to participate in any program approved by the Board of Directors providing for the recording and transfer of ownership of shares of the Corporation's stock by electronic or other means without the issuance of certificates.

SECTION 5
LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost, or destroyed, or upon other satisfactory evidence of such theft, loss, or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give a bond with sufficient surety to the Corporation to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

SECTION 6
TRANSFER OF COMMON STOCK. Transfer of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his (her) attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors. Every certificate exchanged, surrendered for redemption, or otherwise returned to the Corporation shall be marked "Canceled" with the date of cancellation.

SECTION 7
REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Maryland General Corporation Law.

SECTION 8
TRANSFER AGENT AND REGISTRAR. The Board of Directors may, from time to time, appoint or remove transfer agents and registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

SECTION 9
STOCK LEDGER. The Corporation shall maintain, or cause to maintain, an original stock ledger containing the names and address of all Stockholders and the number and class of shares held by each Stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

SECTION 10
RECORD DATES. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining those Stockholders who shall be entitled to notice of, or to vote at, any meeting of Stockholders, or for the purpose of determining those Stockholders or the allotment of any rights, or for the purpose of making any other proper determination with respect to Stockholders. Such date, in any case, shall be not more than 90 days prior to the date on which the particular action, requiring such determination of Stockholders, is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not to exceed in any case 20 days.

                                   ARTICLE VII
                               GENERAL PROVISIONS

SECTION 1
RIGHTS IN SECURITIES. The Board of Directors, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his (her) own right; including, but not limited to, the rights to vote by proxy for any and all purposes, to consent to the reorganization, merger or consolidation of any issuer or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any issuer; and to exchange any of the shares of stock of any issuer for the shares of stock issued therefore upon any such reorganization, merger, consolidation, sale, lease or mortgage. The Board of Directors shall have the right to authorize any officer of the Corporation adviser to execute proxies and the right to delegate the authority granted by this Section 1 to any officer of the Corporation.

SECTION 2
CUSTODIANSHIP. (a) The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investment owned by the Corporation. Subject to the approval of the Board of Directors the custodian may enter into arrangements with securities depositories, as long as such arrangements comply with the provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

(b) Upon termination of a custodian agreement or inability of the custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian. But in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a Special Meeting of the Stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

(c) The following provisions shall apply to the employment of a custodian and to any contract entered into with the custodian so employed:

         The Board of Directors shall cause to be delivered to the custodian all securities owned by the Corporation or to which it may become entitled, and shall order the same to be delivered by the custodian only in completion of a sale, exchange, transfer, pledge, or other disposition thereof, all as the Board of Directors may generally or from time to time require or approve or to a successor custodian; and the Board of Directors shall cause all funds owned by the Corporation or to which it may become entitled to be paid to the custodian, and shall order the same disbursed only for investment against delivery of the securities acquired to the extent applicable in other jurisdictions, or in payment of expenses, including management compensation, and liabilities of the Corporation, including distributions to shareholders or proper payments to borrowers of securities representing partial return of collateral, or to a successor custodian.

SECTION 3
REPORTS. Not less often than semi-annually, the Corporation shall transmit to the Stockholders a report of the operations of the Corporation based at least annually upon an audit by independent public accounts, which report shall clearly set forth, in addition to the information customarily furnished in a balance sheet and profit and loss statement, a statement of all amounts paid to security dealers, legal counsel, transfer agent, disbursing agent, registrar or custodian or trustee, where such payments are made to a firm, corporation, bank or trust company, having a partner, officer or director who is also an officer or director of the Corporation. A copy, or copies, of all reports submitted to the Stockholders of the Corporations shall also be sent, as required, to the regulatory agencies of the United States and of the states in which the securities of the Corporation are registered and sold.

SECTION 4
SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing the seal or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 5
EXECUTION OF INSTRUMENTS. All deeds, documents, transfers, contracts, agreements, and other instruments requiring execution by the Corporation shall be signed by the Chairman or the President or by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instance. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the Chairman or the President or by the Secretary, Treasurer or an Assistant Treasurer.

SECTION 6
ACCOUNTANT. The Corporation shall employ an independent public accountant, or a firm of independent public accountants, as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders' meeting called for that purpose. The Accountant's certificates and reports should be addressed both to the Board of Directors and to the Stockholders.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         To the extent allowed and permitted under Maryland General Corporation Law, a representative of the Corporation shall be indemnified by the Corporation with respect to each proceeding against such representative for all expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such representative in connection with such proceeding, provided that such representative acted in good faith and in a manner he (she) reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal proceeding, had not reasonable cause to believe his (her) conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which such representative has been adjudged to be liable by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of his (her) duty to the Corporation ("disabling conduct"), unless and only to the extent that the court in which the proceeding was brought, or a court of equity in the county in which the Corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such corporate representative is fairly and reasonably entitled to indemnity for the expenses which the court considers proper. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he (she) reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his (her) conduct was unlawful.

         To the extent that the representative of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding paragraph, or in defense of any claim, issue or matter therein, it shall be presumed that the representative did not engage in disabling conduct, whereupon the Corporation shall indemnify him (her) against all expenses (including attorneys' fees and disbursements) actually and reasonably incurred by him (her) in connection therewith.

         In the absence of a final decision by a court or other body before which the proceeding was brought that the representative was not liable by reason of disabling conduct, indemnification may still be granted provided that a reasonable determination, based upon review of the facts, that the representative was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of directors who are neither "interested persons" (as defined in Section 2(a) (19) of the Act) of the Corporation, nor parties to the proceeding; or (ii) an independent legal counsel in a written opinion.

         Expenses (including attorneys' fees and disbursements) incurred in defending a proceeding may be paid by the Corporation in advance of the final disposition thereof if the Corporation receives a written affirmation by the representative of the Corporation of such representative's good faith belief that the standard of conduct necessary for indemnification has been met; and an undertaking by or on behalf of the representative of the Corporation to repay the advance if it is ultimately determined that he (she) is not entitled to be indemnified by the Corporation as authorized in this Article, and (x) the representative shall provide a security for his (her) undertaking; or (y) the Corporation shall be insured against losses arising by reason of any lawful advances; or (z) a majority of a quorum of the disinterested, non-party directors of the Corporation, or an independent legal counsel, in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the representative ultimately will be found entitled to indemnification.

         The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a representative of the Corporation or other person may be entitled under any agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his (her) official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his (her) heirs and personal representatives.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a trustee, director, officer, employee or agent of another trust, corporation, partnership, joint venture, or other enterprise against any liability asserted against him (her) and incurred by him (her) in any such capacity or arising out of his (her) status as such, regardless of whether the Corporation would have the power to indemnify him (her) against the liability under the provisions of this Article.

         Nothing contained in this Article shall be construed to indemnify any representative of the Corporation against any liability to the Corporation or to its security holders to which he (she) would otherwise be subject by reason of misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his (her) office.

         As used in this Article "representative of the Corporation" means an individual: (1) who is a present or former director, officer, agent, or employee of the Corporation or who serves or has served another corporation, trust, partnership, joint venture, or other enterprise in one of such capacities at the request of the Corporation, and (2) who by reason of his (her) position is, has been, or is threatened to be made a party to a proceeding; and "proceeding" includes any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative.

                                   ARTICLE IX
                                   AMENDMENTS

         The By-Laws of the Corporation may be altered, amended, or repealed either by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, that the Board of Directors may not amend or repeal this Article IX and that the vote of Stockholders required for alteration, amendment or repeal of any of such provisions shall be subject to all applicable requirements of federal or state laws or of the Articles of Incorporation.